Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) ☒

LAW DEBENTURE TRUST COMPANY OF

NEW YORK

(Exact name of trustee as specified in its charter)

New York	01-0622605
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Number)

400 Madison Avenue, 4th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

NIELSEN FINANCE LLC

(Exact name of obligor as specified in its charter)

Delaware (State of incorporation or organization)	20-5172894 (I.R.S. Employer Identification No.)

770 Broadway New York, New York (Address of principal executive offices)	10003 (Zip Code)

NIELSEN FINANCE CO.

(Exact name of obligor as specified in its charter)

Delaware (State of incorporation or organization)	20-5172975 (I.R.S. Employer Identification No.)

770 Broadway New York, New York (Address of principal executive offices)	10003 (Zip Code)

Additional Guarantors

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number
A. C. Nielsen (Argentina) S.A.	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173	36-2722599
A. C. Nielsen Company, LLC	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173	36-1549320
ACN Holdings Inc.	Delaware	770 Broadway New York, NY 10003	52-2294969
ACNielsen Corporation	Delaware	770 Broadway New York, NY 10003	06-1454128
ACNielsen eRatings.com	Delaware	770 Broadway New York, NY 10003	06-1561730
AGB Nielsen Media Research B.V.	The Netherlands	Diemerhof 2 1112 XL Diemen The Netherlands	None
ART Holding, L.L.C.	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173	None
Athenian Leasing Corporation	Delaware	801 West Street Wilmington, DE 19801	94-3156553
The Cambridge Group, Inc.	Illinois	770 Broadway New York, NY 10003	36-2836077
CZT/ACN Trademarks, L.L.C.	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173	None
Foremost Exhibits, Inc.	Nevada	770 Broadway New York, NY 10003	95-4502915
NetRatings, LLC	Delaware	770 Broadway New York, NY 10003	77-0461990
Nielsen Business Media, Inc.	Delaware	770 Broadway New York, NY 10003	13-3754838
Nielsen Business Media Holding Company	Delaware	770 Broadway New York, NY 10003	26-208 67 1 8
The Nielsen Company B.V.	The Netherlands	Diemerhof 2 1112 XL Diemen The Netherlands	None
The Nielsen Company (Luxembourg) Sarl	Luxembourg	65 Boulevard Grande Duchesse Charlotte L-1331 Luxembourg Grand-Duchy of Luxembourg	None
The Nielsen Company Finance (Ireland) Limited	Ireland	14 Riverwalk National Digital Park Citywest Business Campus Dublin 24, Ireland	None
The Nielsen Company (US), LLC	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173	04-3721439
Nielsen Holding and Finance B,V.	The Netherlands	Diemerhof 2 1112 XL Diemen The Netherlands	None
Nielsen Mobile, LLC	Delaware	770 Broadway New York, NY 10003	91-1911335
Nielsen National Research Group, Inc.	California	770 Broadway New York, NY 10003	95-3194285
NMR Investing I, Inc.	Delaware	801 West Street Wilmington, DE 19801	06-1450569
NMR Licensing Associates, L.P.	Delaware	801 West Street Wilmington, DE 19801	51-0380964
TNC (US) Holdings, Inc.	New York	770 Broadway New York, NY 10003	22-2145575
VNU Intermediate Holding B.V.	The Netherlands	Diemerhof 2 1112 XL Diemen The Netherlands	None
VNU International B.V.	The Netherlands	Diemerhof 2 1112 XL Diemen The Netherlands	None
VNU Marketing Information, Inc.	Delaware	770 Broadway New York, NY 10003	13-3836156

7.75% Senior Notes due 2018

(Title of the indenture securities)

Item 1.	General information.

Furnish the following information as to the trustee-

a.	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, NY
10006, and Albany, NY 12203

b.	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-14.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.

Not applicable.

Item 16.	List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the articles of association of the trustee as now in effect. (see Exhibit 1 to Form T-1 filed pursuant to Rule 305(b)(2) under the Trust Indenture Act, as amended in connection with Registration Statement No. 333-173065, which is incorporated by reference).

2.	A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (see Exhibit 2 to Form T-1 filed pursuant to Rule 305(b)(2) under the Trust Indenture Act, as amended in connection with Registration Statement No. 333-173065, which is incorporated by reference).

3.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto. (see Exhibit 3 to Form T-1 filed pursuant to Rule 305(b)(2) under the Trust Indenture Act, as amended in connection with Registration Statement No. 333-173065, which is incorporated by reference).

4.	The consents of the Trustee required by Section 321(b) of the Act. (see Exhibit 4 to Form T-1 filed pursuant to Rule 305(b)(2) under the Trust Indenture Act, as amended in connection with Registration Statement No. 333-173065, which is incorporated by reference).

5.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. (see Exhibit 5 to Form T-1 filed pursuant to Rule 305(b)(2) under the Trust Indenture Act, as amended in connection with Registration Statement No. 333-173065, which is incorporated by reference).

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 1st day of July, 2011.

Law Debenture Trust Company of New York,
As Trustee
By:	/s/ Anthony A. Bocchino
Anthony A. Bocchino
Managing Director